

<ARTICLE>                     5
<LEGEND>
This Schedule contains summary financial information extracted from Krupp Realty
Fund III Financial  Statements for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   DEC-31-1999
<CASH>                                             722,318
<SECURITIES>                                             0
<RECEIVABLES>                                       37,746<F1>
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                 1,166,213
<PP&E>                                          33,269,527<F2>
<DEPRECIATION>                                (23,979,062)<F3>
<TOTAL-ASSETS>                                  11,216,742
<CURRENT-LIABILITIES>                              770,437
<BONDS>                                         18,289,553<F4>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                     (7,843,248)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    11,216,742
<SALES>                                                  0
<TOTAL-REVENUES>                                 7,848,536<F6>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 5,723,792<F7>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                               1,588,576
<INCOME-PRETAX>                                          0
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                       536,168
<EPS-BASIC>                                            0
<EPS-DILUTED>                                            0

<F1>Includes all receivables  grouped in "Prepaid  Expenses and Other Assets" on the Balance Sheet.
<F2>Includes  apartment  complexes  of  $32,749,943  and  deferred  expenses  of
$519,584.
<F3>Includes depreciation of $23,674,311 and  amortization of  deferred expenses of $304,751.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners ($332,381) and the  Limited
Partners ($7,510,867).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $3,391,682, real estate taxes of $589,177 and depreciation and amortization of $1,742,933.
<F8>Net  Income allocated, $5,361  to General  Partners  and $530,807 to Limited
Partners.  Net Income of $20.37 per unit on 25,000 units outstanding.

